Exhibit 23.2.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We consent to the incorporation by reference in the Registration Statement on Form S-8 and Prospectus of MeriStar Hotels & Resorts, Inc. and the inclusion in the Registration Statement of MeriStar Hotels & Resorts, Inc. on Form S-1 (File No. 333-49881) of our report dated January 30, 1998, except for
Note 6, as to which the date is March 16, 1998, on our audits of the financial statements of AGH Leasing, L.P. and our report dated April 1, 1998, on our audits of the financial statements of American General Hospitality, Inc., included in the Report on Form 8-K dated and filed on April 17, 1998 and the Form 8-K/A filed on May 22, 1998.

                                                /s/ PRICEWATERHOUSECOOPERS LLP
                                                ------------------------------

Dallas, Texas
August 3, 1998

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